EXHIBIT 99.1

Terra Tech Corp. Reports Financial Results for Second Quarter 2020

IRVINE, CA – August 7, 2020 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced its financial results for the quarter ended June 30, 2020.

Matthew Morgan, Chief Executive Officer of Terra Tech, commented, “Our second quarter results were impacted by reduced footfall due to the COVID-19 pandemic as well as the closure of two of our dispensaries for the entire month of June, following damage done in the wake of civil unrest in California. Our cultivation facilities continued to sell cannabis products throughout the quarter, however the shift in revenue mix toward wholesale products reduced our operating margin. Looking ahead, we remain focused on improving the fundamentals in our THC business in California to maximize near-term revenues, and are prioritizing the opening of our cannabis retail location at  East Dyer Road, Santa Ana, finishing our Hegenberger cultivation project, and reopening the Oakland, California dispensary. We expect to build our capital base in the second half of 2020, including completing a number of asset sales in Nevada to strengthen the Company’s cash position and redirect resources to assets that generate the highest returns in the THC business. Despite the recent challenges and uncertainty in the market, we remain focused on our strategy and will continue to build out a lean and sustainable business.”

Financial Update

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For the quarter ended June 30, 2020, the Company generated revenues from continuing operations of approximately $3.31 million, compared to approximately $4.48 million for the quarter ended June 30, 2019, a decrease of approximately $1.17 million. The decrease was primarily due to the combined impact of COVID-19 which reduced customer traffic and sales volume and civil unrest which resulted in damage and close of two of our dispensaries for the entire month of June.

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Terra Tech’s gross profit from continuing operations for the quarter ended June 30, 2020 was approximately $1.39 million, compared to a gross profit of approximately $2.3 million for the quarter ended June 30, 2019, a decrease of approximately $0.91 million. Gross margin for the quarter ended June 30, 2020 was approximately 42.1%, compared to approximately 51.4% for the quarter ended June 30, 2019. The decrease in gross margin was mainly due to our revenue decrease, but was also impacted by higher cost of sales. The shift from being a purely retail company to being fully integrated in 2020 has resulted in lower margins, as a greater percentage of our labor and overhead costs are classified as cost of goods sold, rather than selling, general and administrative expenses. Our cost of sales for the quarter ended June 30, 2020 was also negatively impacted by suboptimal purchasing volume.

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Selling, general and administrative expenses for the three months ended June 30, 2020 were approximately $7.38 million, compared to approximately $8.61 million for the three months ended June 30, 2019, a decrease of $1.23 million.

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The net loss attributable to Terra Tech for the three months ending June 30, 2020 was $18.18 million, or $0.10 per basic and diluted share, compared to $10.10 million, or $0.10 per basic and diluted share, for the three months ending June 30, 2019. The increase in net loss was primarily attributed to $11.31 million of non-cash impairment charges recorded in the second quarter, as a result of declining revenues due to the COVID-19 pandemic and civil riots in Oakland, California.

•	The Company had $0.74 million in cash as of June 30, 2020, compared with $1.23 million as of December 31, 2019.

•	Stockholders’ equity for the period ending June 30, 2020 amounted to approximately $52.65 million compared to approximately $75.33 million as of December 31, 2019.

Conference Call

The company will host a conference call on Friday, August 7, 2020 at 4:30pm ET to discuss the financial and operational results.

Dial-In Number:                1-857-232-0157

Access Code:                      422095

Matthew Morgan, CEO of Terra Tech Corp., will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to TRTC@kcsa.com with TRTC Question in the subject line. Mr. Morgan will answer as many questions as time will allow.

For those unable to participate in the live conference call, a replay will be available at https://www.smallcapvoice.com/trtc/. An archived version of the webcast will also be available on the investor relations section of the company's website.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech, which recently merged with OneQor Technologies, is a holding company with a portfolio of investments focused on cannabis agricultural assets in the THC market and the research, development and commercialization of cannabinoid-based products. Backed by innovative science and best-in-class manufacturing, the company’s mission is to deliver top-tier cannabis and cannabinoid-based products across the wide range of emerging consumer markets for plant-based health products, including CBD, pharmaceuticals and consumer brands.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except for shares and per-share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Total revenues	$3,308	$4,478	$7,621	$6,522
Cost of goods sold	1,916	2,177	3,891	2,622

Gross profit	1,392	2,301	3,730	3,900

Selling, general and administrative expenses	7,377	8,613	16,414	17,204
Impairment of assets	11,314	510	16,433	510
(Gain) / Loss on sale of assets	-	-	(35)	-
Loss on interest in joint venture	-	-	-	1,067

Loss from operations	(17,299)	(6,822)	(29,082)	(14,880)

Other income (expense):
Interest expense, net	(842)	(3,620)	(1,744)	(6,548)
Other income/loss	(88)	985	(23)	997

Total other income (expense)	(930)	(2,635)	(1,767)	(5,551)

Income (Loss) from continuing operations	(18,229)	(9,457)	(30,849)	(20,431)
Income (Loss) from discontinued operations, net of tax	(252)	(839)	(5,004)	(1,323)

NET INCOME (LOSS)	(18,481)	(10,296)	(35,853)	(21,754)

Less: Income (Loss) attributable to non-controlling interest from continuing operations	(298)	8	(341)	86
Less: Income (Loss) attributable to non-controlling interest from discontinued operations	-	(200)	-	-

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(18,183)	$(10,104)	$(35,512)	$(21,840)

Income / ( Loss) from continuing operations per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.10)	$(0.09)	$(0.17)	$(0.21)
Net Loss per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.10)	$(0.10)	$(0.20)	$(0.22)

Weighted-average number of common shares outstanding – basic and diluted	186,068,175	105,360,358	174,781,579	99,319,032

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except Shares)

	June 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS

Current Assets:
Cash	$744	$1,226
Accounts receivable, net	1,242	693
Inventory	4,768	4,334
Prepaid expenses and other assets	459	675
Current assets of discontinued operations	73	2,440

Total current assets	7,286	9,368

Property, equipment and leasehold improvements, net	34,066	35,469
Intangible assets, net	11,733	14,871
Goodwill	17,224	21,471
Other assets	14,980	10,272
Investments	5,330	5,000
Assets of discontinued operations	10,326	22,799

TOTAL ASSETS	$100,945	$119,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$13,119	$9,525
Deferred revenue	129	-
Short-term debt	16,885	11,021
Current liabilities of discontinued operations	8,083	7,035

Total current liabilities	38,216	27,582

Long-term liabilities:
Long-term debt, net of discounts	1,878	6,570
Long-term lease liabilities	8,202	8,902
Long-term liabilities of discontinued operations	-	869
Total long-term liabilities	10,080	16,341

Total liabilities	48,296	43,923

STOCKHOLDERS’ EQUITY:
Preferred stock, convertible series A, par value 0.001: 100 shares authorized as of June 30, 2020 and December 31, 2019; 12 shares issued and 8 shares outstanding as of June 30, 2020 and December 31, 2019	-	-
Preferred stock, convertible series B, par value 0.001: 41,000,000 Shares Authorized as of June 30, 2020 and December 31, 2019; 0 Shares Issued and Outstanding as of June 30, 2020 and December 31, 2019	-	-
Common stock, par value 0.001: 990,000,000 Shares authorized as of June 30, 2020 and December 31, 2019; 204,777,168 issued and 202,468,760 outstanding as of June 30, 2020 and 120,313,386 shares issued and 118,004,978 shares outstanding as of December 31, 2019	207	120
Additional paid-in capital	273,526	260,516
Treasury Stock (2,308,408 shares of common stock, 4 shares of Preferred Stock Convertible Series A)	(808)	(808)
Accumulated deficit	(225,198)	(189,685)

Total Terra Tech Corp. stockholders’ equity	47,727	70,143
Non-controlling interest	4,922	5,184

Total stockholders’ equity	52,649	75,327

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,945	$119,250

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